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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-63940, File No. 33-75688 and File No. 333-24423) of GZA GeoEnvironmental Technologies, Inc. of our report dated May 5, 2000, except as to Note 17, for which the date is May 17, 2000, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 5, 2000, except as to Note 17, for which the date is May 17, 2000 relating to the financial statement schedule and reference to us under the heading "Selected Financial Data", which appears in this Form 10-K.





                                                      PRICEWATERHOUSECOOPERS LLP



May 26, 2000


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